EXHIBIT NO. EX-99.a.2

DFA INVESTMENT DIMENSIONS GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation has authority to issue a total of Six Billion (6,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Sixty Million Dollars ($60,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its forty existing classes of common stock (each a “Class” and collectively, the “Classes”) is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

The U.S. Large Company Portfolio Shares	200,000,000

U.S. Micro Cap Portfolio Shares	300,000,000

The DFA One-Year Fixed Income Portfolio Shares	300,000,000

The DFA Five-Year Government Portfolio Shares	100,000,000

The United Kingdom Small Company Portfolio Shares	20,000,000

The Japanese Small Company Portfolio Shares	50,000,000

The Continental Small Company Portfolio Shares	50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares	100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares	100,000,000

The Pacific Rim Small Company Portfolio Shares	50,000,000

The Large Cap International Portfolio Shares	150,000,000

U.S. Small Cap Portfolio Shares	100,000,000

U.S. Small Cap Value Portfolio Shares	300,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

The U.S. Large Cap Value Portfolio Shares	200,000,000

The DFA Real Estate Securities Portfolio Shares	100,000,000

AAM/DFA International High Book to Market Portfolio Shares	100,000,000

The Emerging Markets Portfolio Shares	100,000,000

DFA International Small Cap Value Portfolio Shares	200,000,000

VA Large Value Portfolio Shares	50,000,000

VA Global Bond Portfolio Shares	50,000,000

VA Small Value Portfolio Shares	50,000,000

VA International Value Portfolio Shares	50,000,000

VA International Small Portfolio Shares	50,000,000

The VA Short-Term Fixed Portfolio Shares	50,000,000

Enhanced U.S. Large Company Portfolio Shares	100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares	200,000,000

International Small Company Portfolio Shares	100,000,000

Emerging Markets Small Cap Portfolio Shares	100,000,000

U.S. Small XM Value Portfolio Shares	100,000,000

Emerging Markets Value Portfolio Shares	100,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares	100,000,000

Tax-Managed U.S. Small Cap Portfolio Shares	100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares	100,000,000

Tax-Managed DFA International Value Portfolio Shares	100,000,000

LD U.S. Marketwide Portfolio Shares	100,000,000

HD U.S. Marketwide Portfolio Shares	100,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

LD U.S. Marketwide Value Portfolio Shares	100,000,000

HD U.S. Marketwide Value Portfolio Shares	100,000,000

Tax-Managed U.S. Equity Portfolio Shares	100,000,000

DFA Short-Term Municipal Bond Portfolio Shares	100,000,000

SECOND:  The Board of Directors of the Corporation has adopted a resolution reclassifying: (i) One Hundred Million (100,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as “LD U.S. Marketwide Portfolio Shares,” (ii) One Hundred Million (100,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as “HD U.S. Marketwide Portfolio Shares,” (iii) One Hundred Million (100,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as “LD U.S. Marketwide Value Portfolio Shares,” and (iv) One Hundred Million (100,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as “HD U.S. Marketwide Value Portfolio Shares,” into Four Hundred Million (400,000,000) unclassified shares of common stock with a par value of One Cent ($0.01) per share of the Corporation, which shall hereafter be available for classification and reclassification.

The Board of Directors of the Corporation has adopted a resolution classifying and allocating One Hundred Million (100,000,000) shares of the unallocated and unissued common stock with a par value of One Cent ($0.01) per share of the Corporation to the Class designated as “U.S. Small Cap Value Portfolio Shares.”

THIRD:  Following the aforesaid classifications and reclassifications, the total number of shares of stock which the Corporation is authorized to issue is Six Billion (6,000,000,000) shares, with a par value of One Cent ($0.0l) per share and an aggregate par value of Sixty Million Dollars ($60,000,000), and the allocation of shares to each of the thirty-six Classes is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

The U.S. Large Company Portfolio Shares	200,000,000

U.S. Micro Cap Portfolio Shares	300,000,000

The DFA One-Year Fixed Income Portfolio Shares	300,000,000

The DFA Five-Year Government Portfolio Shares	100,000,000

The United Kingdom Small Company Portfolio Shares	20,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

The Japanese Small Company Portfolio Shares	50,000,000

The Continental Small Company Portfolio Shares	50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares	100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares	100,000,000

The Pacific Rim Small Company Portfolio Shares	50,000,000

The Large Cap International Portfolio Shares	150,000,000

U.S. Small Cap Portfolio Shares	100,000,000

U.S. Small Cap Value Portfolio Shares	400,000,000

The U.S. Large Cap Value Portfolio Shares	200,000,000

The DFA Real Estate Securities Portfolio Shares	100,000,000

AAM/DFA International High Book to Market Portfolio Shares	100,000,000

The Emerging Markets Portfolio Shares	100,000,000

DFA International Small Cap Value Portfolio Shares	200,000,000

VA Large Value Portfolio Shares	50,000,000

VA Global Bond Portfolio Shares	50,000,000

VA Small Value Portfolio Shares	50,000,000

VA International Value Portfolio Shares	50,000,000

VA International Small Portfolio Shares	50,000,000

The VA Short-Term Fixed Portfolio Shares	50,000,000

Enhanced U.S. Large Company Portfolio Shares	100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares	200,000,000

International Small Company Portfolio Shares	100,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

Emerging Markets Small Cap Portfolio Shares	100,000,000

U.S. Small XM Value Portfolio Shares	100,000,000

Emerging Markets Value Portfolio Shares	100,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares	100,000,000

Tax-Managed U.S. Small Cap Portfolio Shares	100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares	100,000,000

Tax-Managed DFA International Value Portfolio Shares	100,000,000

Tax-Managed U.S. Equity Portfolio Shares	100,000,000

DFA Short-Term Municipal Bond Portfolio Shares	100,000,000

FOURTH:  The Board of Directors of the Corporation has further reclassified the Four Hundred Million (400,000,000) shares of common stock with a par value of One Cent ($0.01) per share allocated to the Class designated as the “U.S. Small Cap Value Portfolio Shares” into two new sub-classes of common stock (each a “Sub-Class” and collectively, the “Sub-Classes”), as follows:

Sub-Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

U.S. Small Cap Value Portfolio Shares–Investor Class	300,000,000

U.S. Small Cap Value Portfolio Shares–Class R	100,000,000

FIFTH:  A description of the shares of the U.S. Small Cap Value Portfolio Class of Shares and the Sub-Classes thereof, as well as any other Class hereafter divided into Sub-Classes, unless otherwise provided in the Articles Supplementary creating Sub-Classes with respect to one or more Classes of Shares, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation, is as follows:

The holder of each share of each Class and Sub-Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes and Sub-Classes then issued and outstanding and entitled to vote, irrespective of Class or Sub-Class, shall be voted in the aggregate and not by Class or Sub-Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by Class or Sub-Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class or Sub-Class, then only shareholders of the affected Class(es) or Sub-Class(es) shall be entitled to vote thereon.

Each share of each Class and Sub-Class shall have the following preferences and special rights, restrictions, and limitations:

(1)        All consideration received by the Corporation for the issue or sale of stock of a Class (or a Sub-Class), together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class (or Sub-Class), subject only to the rights of creditors.

(2)        Dividends or distributions on shares of a Class (or a Sub-Class) and redemptions of such Class (or Sub-Class) shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Class (or Sub-Class).

(3)        The Corporation may deduct from the proceeds of redemption of shares of each Class (or Sub-Class) the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

(4)        In the event of the liquidation or dissolution of the Corporation, holders of each Class (or Sub-Class) shall be entitled to receive, as a Class (or a Sub-Class), out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class (or Sub-Class), the assets belonging to such Class (or Sub-Class); and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class (or Sub-Class), as determined by the Board of Directors.

(5)        The assets belonging to each Class (or Sub-Class) shall be charged with the liabilities in respect to such Class (or Sub-Class), and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, and such determination shall be conclusive for all purposes.

SIXTH:  The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

SEVENTH:  The undersigned Vice President hereby acknowledges these Articles Supplementary to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 3rd day of September, 2004.

ATTEST:		DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Valerie A. Brown	By:	/s/Catherine L. Newell
	Valerie A. Brown Assistant Secretary		Catherine L. Newell Vice President